                         SECURITY GROWTH AND INCOME FUND
                                     CLASS S
                                DISTRIBUTION PLAN

1.  THE PLAN. This Distribution Plan (the "Plan"), provides for the financing by
    Security Growth and Income Fund (the "Fund") of activities which are, or may be deemed to be, primarily  intended to result in the sale of class S shares of the Fund  (hereinafter  called  "distribution-related  activities").  The principal  purpose  of  this  Plan  is to  enable  the  Fund  to  supplement expenditures by Security  Distributors,  Inc., the Distributor of its shares
    (the  "Distributor"),  for  distribution-related  activities.  This  Plan is intended to comply with the  requirements  of Rule 12b-1 (the "Rule")  under the Investment Company Act of 1940 (the "1940 Act").

    The Board of Directors, in considering whether the Fund should implement the
    Plan, has requested and evaluated such information as it deemed necessary to make an informed  determination as to whether the Plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Fund for such purposes.

    In voting to approve the  implementation  of the Plan,  the  Directors  have concluded,  in the  exercise of their  reasonable  business  judgment and in light of their  respective  fiduciary  duties,  that  there is a  reasonable likelihood that the Plan will benefit the Fund and its shareholders.

2.  COVERED EXPENSES.

    (a)  The Fund may make payments  under this Plan, or any agreement  relating to the  implementation  of this Plan, in connection with any activities or expenses  primarily intended to result in the sale of class S shares
         of  the  Fund,   including,   but  not   limited   to,  the   following
         distribution-related activities:

           (i)  Preparation,  printing and  distribution  of the  Prospectus and
                Statement of Additional  Information and any supplement  thereto used in  connection  with the  offering  of Fund  shares  to the public;

          (ii)  Printing  of  additional  copies for use by the  Distributor  as sales literature, of reports and other communications which were prepared by the Fund for distribution to existing shareholders;

         (iii)  Preparation,  printing  and  distribution  of  any  other  sales literature  used in connection  with the offering of Fund shares to the public;

          (iv)  Expenses  incurred in advertising,  promoting and selling shares of the Fund to the public;

           (v)  Any fees paid by the Distributor to securities  dealers who have executed a Dealer's Distribution  Agreement with the Distributor for account  maintenance and personal service to shareholders (a
                "Service Fee");

          (vi)  Commissions  to sales  personnel for selling  shares of the Fund and interest expenses related thereto; and

         (vii)  Expenses  incurred in  promoting  sales of shares of the Fund by securities  dealers,  including  the  costs  of  preparation  of
                materials  for   presentations,   travel   expenses,   costs  of
                entertainment,  and other expenses  incurred in connection  with promoting sales of Fund shares by dealers.

    (b)  Any payments for distribution-related activities shall be made pursuant to an agreement.  As required by the Rule,  each agreement  relating to the  implementation  of this Plan  shall be in writing  and  subject to approval and  termination  pursuant to the  provisions  of Section 7 of this Plan. However,  this Plan shall not obligate the Fund or any other party to enter into such agreement.

3.  AGREEMENT WITH DISTRIBUTOR. All payments to the Distributor pursuant to this
    Plan shall be subject to and be made in compliance with a written  agreement between  the  Fund  and the  Distributor  containing  a  provision  that the
    Distributor  shall furnish the Fund with  quarterly  written  reports of the amounts expended and the purposes for which such  expenditures were made and such  other  information  relating  to  such  expenditures  or to the  other distribution-related  activities  undertaken or proposed to be undertaken by the  Distributor  during such fiscal year under its  Distribution  Agreement with the Fund as the Fund may reasonably request.

4.  DEALER'S DISTRIBUTION  AGREEMENT.  The Dealer's Distribution  Agreement (the
    "Agreement")  contemplated  by Section 2(a)(v) above shall permit payment of
    Service Fees to  securities  dealers by the  Distributor  only in accordance with the  provisions  of this  paragraph  and shall have the approval of the majority of the Board of Directors of the Fund,  including  the  affirmative vote of a majority of those Directors who are not interested  persons of the
    Fund and who have no direct or indirect  financial interest in the operation of the Plan or any agreement related to the Plan ("Independent  Directors"), as required by the Rule. The  Distributor  may pay to the other party to any
    Agreement a Service Fee for account  maintenance  and  shareholder  services provided  by such  other  party.  Such  Service  Fee  shall be  payable  (a)
    beginning in the second year, and for each year  thereafter,  quarterly,  in arrears in an amount equal to a percentage (not in excess of .000685 percent per day or 0.25 percent  annually) of the  aggregate  net asset value of the shares  held by such  other  party's  customers  or  clients at the close of business each day as determined  from time to time by the  Distributor.  The account  maintenance  and  shareholder  services  contemplated  hereby shall include,  but are not limited to,  answering  inquiries  regarding the Fund, account designations and addresses, maintaining the investment of such other
    party's  customers  or  clients  in  the  Fund  and  similar  services.   In
    determining the extent of such other party's  assistance in maintaining such investment  by its  customers  or  clients,  the  Distributor  may take into account  the  possibility  that the shares  held by such  customer or client would be redeemed in the absence of such fee.

5.  LIMITATIONS  ON  COVERED  EXPENSES.  The basic  limitation  on the  expenses incurred by the Fund under Section 2 of this Plan  (including  Service Fees)
    in any fiscal  year of the Fund shall be one  percent  (1.00%) of the Fund's average  daily net assets for such  fiscal  year.  The  payments  to be paid pursuant to this Plan shall be calculated and accrued daily and paid monthly or at such other intervals as the Directors shall determine,  subject to any applicable  restriction  imposed  by rules of the  National  Association  of
    Securities Dealers, Inc.

6.  INDEPENDENT  DIRECTORS.  While this Plan is in  effect,  the  selection  and nomination  of  Independent  Directors of the Fund shall be committed to the discretion of the  Independent  Directors.  Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such  selection  and  nomination  is  approved  by a majority  of the
    Independent Directors.

7.  EFFECTIVENESS,  CONTINUATION,  TERMINATION AND AMENDMENT. This Plan and each
    Agreement  relating to the  implementation of this Plan shall go into effect when approved.

    (a)  By vote of the Fund's  Directors,  including the affirmative  vote of a majority  of the  Independent  Directors,  cast in  person at a meeting called for the purpose of voting on the Plan or the Agreement; and

    (b)  Upon the  effectiveness  of an  amendment  to the  Fund's  registration statement, reflecting this Plan, filed with the Securities and Exchange
         Commission under the Securities Act of 1933.

    This Plan and any  Agreements  relating to the  implementation  of this Plan shall,  unless terminated as hereinafter  provided,  continue in effect from year to year only so long as such  continuance is  specifically  approved at least annually by vote of the Fund's  Directors,  including the  affirmative vote of a majority of its Independent Directors, cast in person at a meeting called  for the  purpose  of voting on such  continuance.  This Plan and any
    Agreements relating to the implementation of this Plan may be terminated, in the case of the Plan, at any time or, in the case of any Agreements upon not more  than  sixty  (60)  days'  written  notice  to any  other  party to the
    Agreement by vote of a majority of the Independent  Directors or by the vote of the holders of a majority of the  outstanding  voting  securities  of the
    Fund's Class S shares.  Any Agreement relating to the implementation of this
    Plan shall terminate automatically in the event it is assigned. Any material amendment  to this  Plan  shall  require  approval  by  vote  of the  Fund's
    Directors,  including the affirmative  vote of a majority of the Independent
    Directors,  cast in person at a meeting  called for the purpose of voting on such amendment and, if such amendment  materially  increases the limitations on expenses payable under the Plan, it shall also require approval by a vote of holders of at least a majority of the  outstanding  voting  securities of the Fund's  Class S shares.  As applied to the Fund the phrase  "majority of the  outstanding  voting  securities"  shall have the meaning  specified  in
    Section 2(a) of the 1940 Act.

    In the event this Plan should be terminated by the shareholders or Directors of the Fund, the payments paid to the Distributor pursuant to the Plan up to the date of termination  shall be retained by the Distributor.  Any expenses incurred by the  Distributor  in excess of those  payments  will be the sole responsibility of the Distributor.

8.  RECORDS.  The Fund  shall  preserve  copies  of this  Plan  and any  related
    Agreements  and all reports made pursuant to Section 3 hereof,  for a period of not  less  than  six (6)  years  from  the  date of this  Plan,  any such
    Agreement or any such report,  as the case may be, the first two years in an easily accessible place.

                                          SECURITY GROWTH AND INCOME FUND

Date: July 21, 2000                       By: AMY J. LEE
      -------------------------------         ----------------------------------

                     AMENDMENT TO CLASS S DISTRIBUTION PLAN

WHEREAS,  Security  Growth and Income  Fund (the  "Fund")  has adopted a Class S
Distribution Plan dated July 21, 2000 (the "Distribution Plan"), under which the
Fund  supplements  the  expenditures  of  its  principal  underwriter,  Security
Distributors,  Inc. (the "Distributor") for distribution related activities with respect to Fund shares; and

WHEREAS,  on November  2, 2001 the Board of  Directors  of the Fund  approved an amendment to the Distribution Plan;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund amends its  Distribution  Plan as follows:

1.  Paragraph  2(a)(v)  shall be deleted in its entirety  and replaced  with the following new Paragraph 2(a)(v):

      v) Any  Shareholder  Service Fees paid by the  Distributor  to  securities dealers  who  have  executed  a  Dealer's  Distribution  Agreement  with  the
   Distributor,  or any  Shareholder  Service  Fees paid to  entities  that have executed a Security Funds Shareholder Service Agreement with the Distributor.
   Shareholder  Service  Fees shall  include  fees for account  maintenance  and personal  service to shareholders,  including,  but not limited to, answering routine  customer  inquiries  regarding  the  Fund,  assisting  customers  in changing  dividend  options,  account  designations  and  addresses,  and  in enrolling into any of several special  investment plans offered in connection with the purchase of the Fund's shares,  assisting in the  establishment  and maintenance  of  customer  accounts  and  records  and in the  processing  of purchase and redemption  transactions,  investing dividends and capital gains distributions  automatically in shares, providing  sub-administration  and/or sub-transfer  agency  services for the benefit of the Fund and providing such other services as the Fund or the customer may reasonably request;

2.  Paragraph 4 shall be deleted in its entirety and replaced with the following new Paragraph 4.

      4. DEALER'S DISTRIBUTION  AGREEMENT.  The Dealer's Distribution  Agreement
   and the Security  Funds  Shareholder  Service  Agreement  (collectively,  the
   "Agreement")  contemplated  by Section  2(a)(v) above shall permit payment of
   Shareholder  Service  Fees only in  accordance  with the  provisions  of this paragraph  and  shall  have the  approval  of the  majority  of the  Board of
   Directors of the Fund,  including the affirmative vote of a majority of those
   Directors who are not  interested  persons of the Fund and who have no direct or indirect  financial interest in the operation of the Plan or any agreement related to the Plan ("Independent  Directors"),  as required by the Rule. The
   Distributor may pay to the other party to any Agreement a Shareholder Service
   Fee for services provided by such other party.  Such Shareholder  Service Fee shall be payable  beginning in the second year and for each year  thereafter, quarterly,  in arrears in an amount equal to a  percentage  (not in excess of
   .000685  percent per day or .25 percent  annually) of the aggregate net asset value of the shares held by such other  party's  customers  or clients at the close  of  business  each  day  as  determined  from  time  to  time  by  the
   Distributor.  The shareholder services contemplated hereby shall include, but are not limited to, answering routine customer inquiries  regarding the Fund, assisting  customers in changing dividend options,  account  designations and addresses,  and in enrolling  into any of several  special  investment  plans offered in connection  with the purchase of the Fund's  shares,  assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption  transactions,  investing dividends and
   capital   gains    distributions    automatically   in   shares,    providing
   sub-administration and/or sub-transfer agency services for the benefit of the
   Fund and  providing  such  other  services  as the Fund or the  customer  may reasonably request.

IN  WITNESS  WHEREOF,  the  Security  Growth and Income  Fund has  adopted  this
Amendment to the Distribution Plan this 2nd day of November, 2001.

                                               SECURITY GROWTH AND INCOME FUND

                                               By:     AMY J. LEE
                                                       -------------------------

                                               Title:  Secretary